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                                                                    Exhibit 10.9


                             MASTER LEASE AGREEMENT

                     dated us of June 23, 2004 ("Agreement")

      THIS AGREEMENT is between General Electric Capital Corporation (together with its successors and assigns, if any. "LESSOR") and ChromaVision Oncology Services, Inc. ("LESSEE"). Lessor has an office at 83 Worcester Heights Road, Danbury, CT 06810-7548. Lessee is a corporation organized and existing under the laws of the state of Delaware. Lessee's mailing address and chief place of business is 33171 Paseo Cerveza, San Juan Capistrano, CA 92675. This Agreement contains the general terms that apply to the leasing of Equipment from Lessor to Lessee. Additional terms that apply to the Equipment (term, rent, options, etc.) shall be contained on a schedule ("SCHEDULE"). Lessee and ChromaVision Medical Systems, Inc., as guarantor ("Guarantor"), agree that to induce Lessor to lease equipment to Lessee, this Agreement creates unrestricted cross-security with the security interest created between General Electric Capital Corporation as Secured Party and ChromaVision Medical Systems, Inc. as Debtor as represented in the Master Security Agreement dated as of July 15, 2003, and the Amendment to the Master Security Agreement dated as of July 31, 2003. Lessee and Guarantor further agree that Section 2, Subsection (m) of the Amendment to the Master Security Agreement of July 15, 2003, representing a negative pledge or Guarantor's Intellectual Property as defined in Section 7 of the Master Security Agreement, and Section 7, Subsection (h), representing disposition of proceeds under a sale of Guarantor's Intellectual Property, shall be extended to the full term of this Agreement unless specifically released or modified by Lessor in writing.

1.    LEASING:

      (a) Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment and the property ("EQUIPMENT") described in any Schedule signed by both parties.

      (b) Lessor shall purchase Equipment from the manufacturer or supplier ("SUPPLIER") and lease it to Lessee if on or before the Last Delivery Date Lessor receives (i) a Schedule for the Equipment, (ii) evidence of insurance which complies with the requirements of Section 9, and (iii) such other documents as Lessor may reasonably request. Each of the documents required above must be in form and substance satisfactory to Lessor. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier, Once the Schedule is signed, the Lessee may not cancel the Schedule.

2.    TERM, RENT AND PAYMENT:

      (a) The rent payable for the Equipment and Lessee's right to use the Equipment shall begin on the earlier of (i) the date when the Lessee signs the Schedule and accepts the Equipment or (ii) when Lessee has accepted the Equipment under a Certificate of Acceptance ("LEASE COMMENCEMENT DATE"). The term of this Agreement shall be the period specified in the applicable Schedule. The word "term" shall include all basic and any renewal terms.

      (b) Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount set forth in, and due as stated in the applicable Schedule. If any Advance Rent (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule. Advance Rent shall be applied to the first rent payment and the balance, if any, to the final rent payment(s) under such Schedule. In no event shall any Advance Rent or any other rent payments be refunded to Lessee. If rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

3.    RENT ADJUSTMENT:

      (a) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to the Internal Revenue Code of 1986, as amended. ("CODE")), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("EFFECTIVE RATE") is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum. The additional sum shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times
(ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Rate (expressed us a decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being mode) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

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      (b) Lessee's obligation under this section 3 shall survive any expiration or termination of this Agreement.

4.    TAXES:

      (a) If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively "TAXES"). Lessee shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor except as provided in Sections 3 and 14(c). Lessee shall promptly reimburse Lessor (on an after tax basis) for any Taxes charged to or assessed against Lessor, Lessee shall show Lessor us the owner of the Equipment on all tax reports or returns, and send Lessor a copy of each report or return and evidence of Lessee's payment of Taxes upon request.

      (b) Lessee's obligations, and Lessor's rights and privileges, contained in this Section 4 shall survive the expiration or other termination of this Agreement.

5.    REPORTS:

      (a) If any tax or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware of the tax or lien. The notice shall include the full particulars of the tax or lien and the location of such Equipment on the date of the notice.

      (b) Lessee will deliver to Lessor financial statements as follows. Lessee agrees to provide quarterly unaudited statements and annual audited statements consolidated with its parent, ChromaVision Medical Systems, Inc., certified by a recognized firm of certified public accountants, within 15 days after the statements are provided to the Securities and Exchange Commission ("SEC"). All such statements are to be prepared using generally accepted accounting principles ("GAAP") and, if Lessee is a publicly held company, are to be in compliance with SEC requirements. Lessee shall also provide to Lessor on a quarterly basis summaries of its discreet operations in a format consistent with its projections.

      (c) Lessor may inspect any Equipment during normal business hours after giving Lessee reasonable prior notice.

      (d) Lessee will keep the Equipment at the Equipment Location(s) (specified in the applicable Schedule) and will give Lessor prior written notice of any relocation of Equipment. If Lessor asks, Lessee will promptly notify Lessor in writing of the location of my Equipment.

      (e) If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage, Lessee will promptly and fully report the event to Lessor in writing.

      (f) Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default or event which with notice or lapse of time (or both) would become such a default within thirty (30) days after any request by Lessor.

      (g) Lessee will promptly notify Lessor of any change in Lessee's state of incorporation or organization.

6.    DELIVERY, USE AND OPERATION:

      (a) All Equipment shall be shipped directly from the Supplier to Lessee.

      (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies and Lessee shall not discontinue use of the Equipment.

      (c) Lessee will not move any equipment from the location specified on the Schedule, without the prior written consent of Lessor.

      (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

      (e) Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.

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7.    MAINTENANCE:

      (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted. The Lessee shall also maintain the Equipment in accordance with manufacturer's recommendations. Lessee shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessor. The tags or labels shall be placed in a prominent position on each unit of Equipment.

      (b) Lessee will not attach or install anything on any Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Lessor. All additions, parts, supplies, accessories, and equipment ("ADDITIONS") furnished or attached to any Equipment that are not readily removable shall become the property of Lessor. All Additions shall be made only in compliance with applicable law. Lessee will not attach or install any Equipment to or in any other personal or real property without the prior written consent of Lessor.

8. STIPULATED LOSS VALUE: If for any reason any unit of Equipment becomes worn out, lost, stolen, destroyed, irreparably damaged or unusable ("CASUALTY OCCURRENCES") Lessee shall promptly and fully notify Lessor in writing. Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the rent payment date prior to the Casualty Occurrence; and (ii) all rent and other amounts which are then due under this Agreement on the Payment Date (defined below) for the affected unit. The Payment Date shall be the next rent payment date after the Casualty Occurrence. Upon Payment of all sums due hereunder, the term of this lease us to such unit shall terminate.

9.    INSURANCE:

      (a) Lessee shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

      (b) Lessee agrees, at its Own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may reasonably require. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. The insurance shall include coverage for damage to or loss of the Equipment, liability for personal injuries, death or property damage, Lessor shall be named as additional insured with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act Or omission of Lessee. The insurance shall provide for liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, unless otherwise stated in any Schedule. The casualty/property damage coverage shall be in an amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment. No insurance shall be subject to any co-insurance clause. The insurance policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessee agrees to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor.

      (c) Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Lessor shall not set as Lessee's attorney-in-fact unless Lessee is in default. Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance. Lessee will not make adjustments with insurers except with respect to claims for damage to any unit of Equipment where the repair costs are less than the lesser of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000). Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor under this Agreement.

10.   RETURN OF EQUIPMENT:

      (a) At the expiration or termination of this Agreement or any Schedule, Lessee shall perform any testing and repairs required to place the units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for the original intended purpose of the Equipment. If required the units of Equipment shall be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor. Lessee shall remove installed markings that are not necessary for the operation, maintenance or repair of the Equipment. All Equipment will be cleaned, cosmetically acceptable, and in such condition as to be immediately installed into use in a similar environment for which the Equipment was originally intended to be used. All waste material and fluid must be removed from the Equipment and disposed of in accordance with then current waste disposal laws. Lessee shall return the units of Equipment to a location within the continental United States as Lessor shall direct. Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in on amount equal to the replacement value of the Equipment. The transit insurance must name Lessor as the loss payee. The Lessee shall pay for all costs to comply with this Section (a).

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      (b) Until Lessee has fully complied with the requirements of Section 10(a)
above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term). Lessor may terminate the Lessee's right to use the Equipment upon ten (10) days notice to Lessee.

      (c) Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers. Lessee shall also provide an up-to-date copy of all other documentation pertaining to the Equipment. All service manuals, blue prints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination.

      (d) Lessee shall make the Equipment available for on-site operational inspections by potential purchasers at least one hundred twenty (120) days prior to and continuing up 10 lease termination. Lessor shall provide Lessee with reasonable notice prior to any inspection. Lessee shall provide personnel, power and older requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

11.   DEFAULT AND REMEDIES:

      (a) Lessor may in writing declare this Agreement in default if: (i) Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; (ii) Lessee breaches any of its insurance obligations under Section 9 and fails to cure any breach within thirty (30) after written notification of same from an insurer; (iii) Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect: (v) Lessee or any guarantor or other obligor for the Lessee's obligations hereunder ("GUARANTOR") becomes insolvent or ceases to do business as a going concern; (vi) any Equipment is illegally used; (vii) if Lessee or any Guarantor is a natural person, any death Or incompetency of Lessee or such Guarantor; (viii) a petition is filed by or against Lessee or any Guarantor under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date; (ix) Lessee defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property, or (C) payments due under lease agreements; (x) there is any dissolution, termination of existence, merger, consolidation or change in controlling ownership of Lessee or any Guarantor; (xi) there is a material adverse change in the Lessee's financial condition; or (xii) Guarantor breaches any subsection under Section 7. Default and Remedies in its Master Security Agreement with General Electric Capital Corporation dated July 15, 2003 and the Amendment to the Master Security Agreement dated July 31, 2003, and fails to cure the breach within thirty (30) days of its occurrence. The default declaration shall apply to all Schedules unless specifically excepted by Lessor, and any default under the terms of this or any other agreement between Lessor and Lessee and Guarantor may be declared by Lessor a default under this and any such other agreement.

      (b) After a default, at the request of Lessor, Lessee shall comply with the provisions of Section 10(a), Lessee hereby authorizes Lessor to peacefully enter any premises where any Equipment may be and take possession of the Equipment. Lessee shall immediately pay to Lessor without further demand as liquidated damages for loss of a bargain and not as a penally, the Stipulated Loss Value of the Equipment (calculated as of the rent payment date prior to the declaration of default), and all rents and other sums then due under this Agreement and all Schedules, Lessor may terminate this Agreement as to any or all of the Equipment. A termination shall occur only upon written notice by Lessor to Lessee and only as to the units of Equipment specified in any such notice. Lessor may, but shall not be required to sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale. Lessor may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. Lessor may use Lessee's premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in raking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Agreement; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (iv) any surplus shall be retained by Lessor. Lessee shall immediately pay any deficiency in (i) and (ii) above.

      (c) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default,

12. ASSIGNMENT: LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor may, without the consent of Lessee, assign this Agreement, any Schedule or the right to enter into a Schedule, Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to Such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may it any time have against Lessor for any reason whatsoever.

13. NET LEASE: Lessee is unconditionally obligated to pay all rent and other amounts due for the entire lease term no matter what happens, even if the Equipment is damaged or destroyed, if it is defective or if Lessee no longer can use it, Lessee is not entitled to reduce or set-off against rent or other amounts due to Lessor or to

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anyone to whom Lessor assigns this Agreement or any Schedule whether Lessee's claim arises out of this Agreement, any Schedule, any statement by Lessor, Lessor's liability or any manufacturer's liability, strict liability, negligence or otherwise.

14.   INDEMNIFICATION:

      (a) Lessee hereby agrees to indemnify Lessor, its agents, employees, successors and assigns (on an after tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and mature arising out of or relating to the Equipment or this Agreement, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Lessor's gross negligence or willful misconduct ("CLAIMS"). This indemnity shall include, but is not limited to, Lessor's strict liability in [ILLEGIBLE] and Claims, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

      (b) Lessee hereby represents, warrants and covenants that (i) on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction and credit specified in Section C of the applicable Schedule ("TAX BENEFITS") in the hands of Lessor, and (ii) at no time during the term of this Agreement will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission it otherwise permitted by Lessor or by this Agreement), which will result in the disqualification of any Equipment for, or recapture of, all or any portion of such Tax Benefits.

      (c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Agreement or any Schedule (i) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or (ii) any Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (iii) any Tax Benefit is recalculated or recaptured (any determination, disallowance, adjustment, recalculation or recapture being a "LOSS"), then Lessee shall pay to Lessor, as an indemnity and as additional rent, an amount that shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. The economic yields and cash flows shall be computed on the same assumptions, including tax rates as were used by Lessor in originally evaluating the transaction ("NET ECONOMIC RETURN"). If an adjustment has been made under Section 3 then the Effective Rate used in the next preceding adjustment shall be substituted.

      (d) All references to Lessor in this Section 14 include Lessor and the consolidated taxpayer group of which Lessor is a member. All of Lessor's rights, privileges and indemnities contained in this Section 14 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

15. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION. SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following; (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment, or any other circumstance in connection with the Equipment; (ii) the use, operation or performance of any Equipment or any risks relating to it; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the term of this Agreement to assert and enforce whatever claims and rights Lessor may have against any Supplier of the Equipment at Lessee's sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear.

16. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee makes each of the following representations and warranties to Lessor on the date hereof and on the date of execution of each Schedule.

      (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS"), Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located. (NOTE: Steve DIXON PLEASE NOTE FOR CALIFORNIA LICENSE IF IT HAS NOT BEEN OBTAINED)

      (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

      (c) No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

      (d) The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

      (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

      (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

      (g) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change.

      (h) Lessee's exact legal name is as set forth in the first sentence of this Agreement and Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation or organization (specified in the first sentence of this Agreement).

      (i) The Equipment will at all times be used for commercial or business purposes.

      (j) Lessee is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section l(b), (c) or (d) of Executive Order No. 13224 (September 23,
2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

17.   EARLY TERMINATION:

      (a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a rent payment date ("TERMINATION DATE"). Lessee must give Lessor at least ninety (90) days prior written notice of the termination.

      (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rent due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date.

      (c) If all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

      (d) Notwithstanding the foregoing. Lessor may elect by written notice, at any rime prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section 10) and (ii) pay to Lessor all amounts required under
Section 17(b) less the amount of the highest bid certified by Lessee to Lessor.

18.   PURCHASE OPTION:

      (a) Lessee may at lease expiration purchase all (but not less than all) of the Equipment in any Schedule on an AS IS BASIS for cash equal to its then Fair Market Value (plus all applicable sales taxes). Lessee must notify Lessor of its intent to purchase the Equipment in writing at least one hundred eighty (180) days in advance. If Lessee is in default or if the Lease has already been terminated Lessee may not purchase the Equipment.

      (b) "Fair Market Value" shall mean the price that a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell. In determining the Fair Market Value the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Agreement. If the Equipment is installed it shall be valued on an installed basis. The costs of removal from current location shall not be a deduction from the value of the Equipment. If Lessor and Lessee are unable to agree on the Fair Market Value at least one hundred thirty-five (135) days before lease expiration. Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value. The independent appraiser's determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

      (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is told to Lessee.

19.   MISCELLANEOUS:

      (a) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      (b) The Equipment shall remain Lessor's property unless Lessee purchases the Equipment from Lessor and until such time Lessee shall only have the right to use the Equipment as a lessee. Any cancellation or termination by Lessor of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor even though it may be attached to real property. The Equipment shall not become part of any other property by reason of any installation in, or attachment to, other real or personal property.

      (c) Time is of the essence of this Agreement Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right at any other time to demand strict compliance with this Agreement Lessee agrees, upon Lessor's request, to execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording or perfecting the interest of Lessor or to carry out the intent of this Agreement. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment Lessee hereby ratifies its prior authorization for Lessor to file financing statements and amendments thereto describing the Equipment and containing any other information required by any applicable law (including without limitation the Uniform Commercial Code) if filed prior to the date hereof. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

      (d) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor. Lessee shall pay the additional rent within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default

      (e) Any rent or other amount not paid to Lessor when due shall bear interest, from the due date until paid, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto. Notwithstanding anything to the contrary contained in this Agreement or any Schedule, in no event shall this Agreement or any Schedule require the payment or permit the collection of amounts in excess of the maximum permitted by applicable law.

      (f) Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) within each Schedule to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the rent shall be adjusted as a result of the change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if it has changed.

      (g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

      (h) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

      (i) To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

      (j) Each party hereto agrees to keep confidential, the terms and provisions of the Documents and the transactions contemplated hereby and thereby (collectively, the "TRANSACTIONS"). Notwithstanding the foregoing, the obligations of confidentiality contained herein, as they relate to the Transactions, shall not apply to the federal tax structure or federal tax treatment of the Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transactions. The preceding sentence is intended to cause each Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each parry hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transactions or any federal tax matter or federal tax idea related to the Transactions.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the dare first above written.

LESSOR:                                    LESSEE:
GENERAL ELECTRIC CAPITAL CORPORATION       CHROMA VISION ONCOLOGY SERVICES, INC.

By:____________________________________    By: /s/ STEPHEN DIXON
                                              __________________

Name:__________________________________    Name: STEPHEN DIXON

Title:_________________________________    Title:  7/1/04

                                IMPORTANT! YOUR INVOICE INFORMATION

DIRECTIONS: Please complete and return with your signed deal documents or FAX to 203 205-2193

 If you have completed this form in the past and would           [ ]  YES, please invoice me the same way as my prior account.
 like to be Invoiced the same way, please check the YES box.     [ ]  NO, please see below invoice requirements.

 Please make any necessary corrections to the following information:

 Customer name            ChromaVision Oncology Services, Inc.
                          ------------------------------------------------------

 Customer e-mail address  SDIXON@CHROMAVISION.COM
                          ------------------------------------------------------
 Contact name       CARRIE TAYLOR              Title       AP CLERK
                 -----------------------            ----------------------------

 Contact phone # 949-443-3355x266    Cellphone  #____________ FAX # 949-443-3366
               ------------------                                 --------------

   REQUIRED SECTION:

   1. WHERE WOULD YOU LIKE YOUR INVOICE SENT?

   Billing name (only if different
   than the Customer name shown above)  CHROMA VISION ONCOLOGY SENIZAS, Inc.
                                        ----------------------------------------
   Billing Address   33171 [ILLEGIBLE]                City State/Zip [ILEEGIBLE]
                         [ILEEGIBLE]                             CA 92675
                     -------------------                         ---------------

   Attention CARRIE TAYLOR Phone 949-443-  Billing e-mail address  [ILLEGIBLE]
             -------------       3355x266                         --------------
                                 --------
   IS THIS THE SAME PERSON WHO WILL ACCESS MANAGE ACCOUNTS,
   OUR WEB-BASED ACCOUNT MANAGEMENT TOOL? YES[X] NO[ ]

   IF NO, PLEASE INDICATE THE PERSON WHO WILL BE THE PRIMARY USER FOR YOUR
   COMPANY:

   User's Name___________________________________User's Phone___________________
   User's Email__________________________________User's Title___________________

   OPTIONAL SECTION:

   2. WHAT INFORMATION WOULD YOU LIKE ON YOUR INVOICE?

                                                       ASSET DESCRIPTION                          ASSET LOCATION
   [ ]  Company Purchase Order Number                  [X] Description of first asset only       [X]Location of first asset only
   (if checked, list PO number:_____________________)

   [ ] Company Reference Number                        [ ] Description of all assets*            [ ]Location of all assets*
   (if checked, list reference number_______________)
                                                       [ ] Breakdown of payment and tax by asset

   *If you choose to receive a description and/or location of all assets, please be aware that a large number of assets will produce a multiple/many page invoice.

   3.  INVOICING ROLL-UP

   WOULD YOU LIKE TO RECEIVE ONE COMBINED INVOICE BY
   CUSTOMER NUMBER? [X] YES [ ]   NO
   If you have one customer number with multiple accounts, this option will allow all of your accounts to the grouped on one invoice if the DUE DATE and BILLING ADDRESS are the same for each account. For example: 6566559-001, 7784913-001, 5655599-005

   WOULD YOU LIKE TO RECEIVE ONE COMBINED INVOICE BY
   ACCOUNT NUMBER? [X] YES [ ]   NO
   This option will allow all of your accounts with the same account number to be grouped on one in voice if the DUE DATE and BILLING ADDRESS are the same for each account, This is helpful when you can't combine by Customer Number due to differences in Due Dates or Billing Addresses which are the same for one account but different across your entire list of accounts.

   4. TO HELP US PLAN FOR POSSIBLE FUTURE ENHANCEMENTS TO INVOICES, WHAT OTHER INFORMATION WOULD YOU LIKE TO SEE ON YOUR INVOICE?

___________________________________

GLENN.J.MEYER
TRANSACTION COORDINATOR                            ACCOUNT SCHEDULE # 4155925001

                          EQUIPMENT CONCENTRATION RIDER

CHROMA VISION ONCOLOGY SERVICES, INC. ("Customer"), on or before June 14, 2005, shall cause the composition and mix of Equipment financed after June 23,2004 under the Master Lease Agreement dated as of June 23,2004 between Customer and General Electric Capital Corporation to conform to and meet the following concentration requirements (hereinafter "Concentration Requirements") for each class of Equipment (hereinafter "Equipment Class") as identified and set forth below. Customer herein represents and warrants that it shall maintain each such Equipment Class and its respective Concentration Requirement from and after such above referenced date and continuing thereafter to the end of the term:

EQUIPMENT CLASS                             CONCENTRATION REQUIREMENT
---------------                             -------------------------
Laboratory & scientific equipment:          Minimum of 69%

Biopharma Equipment:                        Maximum of 18%

Computers, networking equipment,            Maximum of 7%
& similar:

Soft costs (leaseholds, software,           Maximum of 6%
& similar):

Accepted and Agreed:

CHROMAVISION ONCOLOGY SERVICES, INC.

By:    /s/ STEPHEN DIXON
       -----------------
Title:       CFO

Date:       7/1/04

[GE CAPITAL LOGO]                                                *MULTI2004*
                                                                 GE CAPITAL

                      SUBMIT VIA FAX:         GE Healthcare Financial Services
EPS SETUP FORM        ATTN: EPS FACILITATOR   Phone: (262) 798-4494
                      (262)798-4530           Fax: (262) 798-4530

1.SENDER INFORMATION:   .                                INSTRUCTIONS TO ENROLL IN EPS PLAN:
  SENDER NAME:                                           A. Complete sections 1 - 7
                                                         (signature and all other information is required)
  SENDER PHONE NUMBER:                                   B. Include a copy of a voided check, on which is noted your bank, branch and account number
                                                         C. PLEASE SUBMIT VIA FAX TO: (262) 798-4530

2. AUTHORIZATION AGREEMENT FOR PRE-ARRANGED PAYMENT PLAN:

      (a) CHROMAVISION ONCOLOGY SERVICES, INC. ("DEBTOR/LESSEE") authorizes General Electric Capital Corporation ("GE CAPITAL") to initiate debit entries for payment becoming due pursuant to the terms and conditions set forth in the lease or loan agreement ("AGREEMENT").

      (b) Debtor/Lessee understands that the basic term rent/loan payment and all applicable taxes are solely their responsibility. If payment is not satisfied due to account closure, insufficient funds, or cancellation of any required automated payment services, Debtor/Lessee agrees to remit payment plus any applicable late charges, as set forth in the lease/loan agreement.

      (c) It is incumbent upon the Debtor/Lessee to give written notice to GE Capital of any changes to this authorization or the below, referenced bank account information 10 days prior to payment date; Debtor/Lessee may revoke this authorization by giving 10 days written notice to GE Capital unless otherwise stipulated in the lease/loan agreement.

      (d) If a deduction is made in error. Debtor/Lessee has the right to be paid within five business days by GE Capital the amount of the erroneous deduction, provided GE Capital is notified in writing of such error.

      (e)   Cosigner must also sign if the account is a joint account.

 3.GE CAPITAL ACCOUNT NUMBER(s): (Invoice BILLING ID, 10-digit number formatted: 1234567-001)

ACCOUNT: 4155925-001       ACCOUNT:__________________    ACCOUNT:_________________   ACCOUNT:_______________
         -------------
ACCOUNT:______________     ACCOUNT:__________________    ACCOUNT:_________________   ACCOUNT:_______________

4. FIRST PAYMENT DEBIT DATE (MM/DD/YY)    FIRST PAYMENT:
                                          8/1/2004

5. COMPLETE ALL BANK AND DEBTOR/LESSEE INFORMATION:

NAME OF BANK OR FINANCIAL INSTITUTION:           BANK ACCOUNT NUMBER:      ABA ROUTING NUMBER (9-DIGIT NUMBER)
[ILLEGIBLE]                                          1892035252                         121137522
--------------------------------------------     --------------------      -----------------------------------

ADDRESS OF BANK OR FINANCIAL INSTITUTION:        CITY:                     STATE:            ZIP CODE:
[ILLEGIBLE]                                      [ILLEGIBLE]                 CA                  92130
--------------------------------------------     --------------------      -----------------------------------

SIGNATURE OF AUTHORIZED [ILLEGIBLE] DATE:        COMPANY NAME:             CONTACT NAME:
[ILLEGIBLE]                         7/1/04       [ILLEGIBLE]                STEPHEN DIXON
--------------------------------------------     --------------------      -----------------------------------

NAME OF JOINT ACCOUNT HOLDER: (Please Print)     COMPANY ADDRESS           CONTACT PHONE NUMBER:
____________________________________________     33171 [ILLEGIBLE]          949-443-3355X226
                                                 --------------------      -----------------------------------

SIGNATURE OF JOINT ACCOUNT HOLDER:   DATE:       CITY:                     CONTACT FAX NUMBER:
____________________________________________     [ILLEGIBLE]               949-443-5257
                                                 --------------------      -----------------------------------

NAME OF AUTHORIZED SIGNER: (PLEASE PRINT)        STATE:    ZIP CODE:       CONTACT EMAIL ADDRESS:
STEPHEN DIXON                                    CA        92675           [ILLEGIBLE]
--------------------------------------------     --------------------      -----------------------------------

6. Would you like to have property taxes paid via EPS on above accounts?        CHECK (X):      YES:[ ]       NO:[X]
7. Would you like to receive a complementary invoice?                           CHECK (X);      YES:[X]       NO:[ ]

        CS(R020403)4155925001  *LEAS8760*

                           BIOTECH EQUIPMENT SCHEDULE
                               SCHEDULE  NO. 001
                        DATED THIS_______________________
                           TO MASTER LEASE AGREEMENT
                           DATED AS OF JUNE 23, 2004

LESSOR & MAILING ADDRESS:                   LESSEE & MAILING ADDRESS:

General Electric Capital Corporation        ChromaVision Oncology Services, Inc.
83 Wooster Heights Road                     33171 Pasco Cerveza
Dunbury, CT 06810                           San Juan Cupistruno, CA 92675

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned them in, the Master Lease Agreement identified above ("AGREEMENT" said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "EQUIPMENT").

      NUMBER      CAPITALIZED                                  MODEL AND TYPE OF
      OF UNITS   LESSOR'S COST   MANUFACTURER  SERIAL NUMBER      EQUIPMENT

      SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF

B.    FINANCIAL TERMS

1. Advance Rent (if any): $ 18,009.30        5. Basic Term Commencement Date:
2. Capitalized lessor's Cost: $ 630,545.10   6. Lessee Federal Tax ID No.:
3. Basic Term (No. of Months): 36 Months.    7. Last Delivery Date:
4. Basic Term Lease Rate Factor: 2.856148    8. Daily Lease Rate Factor: .0952

9. First Termination Date: Thirty (30) months after the Basic Term Commencement Date.

10. Interim Rent: For the period from and including the Lease Commencement Date to but not including (the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on __________________.

11. Basic Term Rent. Commencing on_______and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

C.    TAX BENEFITS          Depreciation Deductions:

      1. Depreciation method is the 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.

      2.    Recovery Period: 5 Years.

      3.    Basis: 100% of the Capitalized Lessor's Cost.

D.    PROPERTY TAX

APPLICABLE TO EQUIPMENT LOCATED IN CALIFORNIA: Lessee agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.

      Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.    ARTICLE 2A NOTICE

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS VARIOUS (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.    STIPULATED LOSS AND TERMINATION VALUE TABLE*

      SEE ANNEX D ATTACHED HERETO AND MADE A PART HEREOF.

      *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.    MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

      For purposes of this Schedule only, the Agreement is amended as follows:

      1 EQUIPMENT SPECIFIC PROVISIONS

      The MAINTENANCE Section of the Lease is amended by adding the following as the fifth sentence in subsection (a)

      Lessee agrees that upon return of the Equipment, it will comply with all original manufacturer's performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

      Each reference contained in this Agreement to:

      (a) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant. Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

      (b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with. such Person.

      (c) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental) hazard to any Person, property or natural resources.

      (d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any govrnmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

      (e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

      (f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq.) as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

      (g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees). investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

      (h) "Person" shall include any individual partnership corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

      Lessee shall fully and promptly pay. perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

      The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by Lessor, its successors and assigns.

      The MAINTENANCE Section subsection (a) of the Lease shall be amended by adding the following at the end thereof:

      RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase Equipment Lessee shall, at its expense:

      (a) at least one hundred eighty (180) days and not more than two hundred seventy (270) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory or all components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all components comprising the Equipment:

      (b) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, with reference to computer based equipment comprising the Equipment, provide to Lessor a detailed listing of all internal circuit boards by both the model and serial number for all hardware comprising the Equipment and a lilting of all software features listed individually:

      (c) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) provide Lessor the following documents: (i) one set of service manuals, and operating manuals including replacements and/or additions thereto. such that all documentation is completely up-to-date; (ii) one set of documents, detailing equipment configuration, operating requirements, maintenance records. and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date:

      (d) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical and mechanical systems for each item of the Equipment;

      (e) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, cause manufacturer's representative or qualified equipment maintenance provider, acceptable to Lessor, (the "Authorized Inspector") to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment and ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines including the then current FDA regulations; and if during such inspection, examination and test, the Authorized Inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications and the then current FDA regulations, then Lessee shall repair or replace such defective material and after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the Authorized Inspector as outlined in the preceding clause;

      (f) have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section (c) above. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications;

      (g) provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment;

      (h) properly remove or treat all rust or corrosion;

      (i) ensure all items of Equipment will be completely sterilized, steam-cleaned, and de-greased upon redelivery;

      (j) properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment;

      (k) ensure the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications;

      (l) provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not limited to, the following: (i) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (ii) each item of Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan: the certificate of eligibility shall be transferable to another operator of the Equipment;
      (iii) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations, free from all contaminants; (iv) Lessee shall provide for transportation of the Equipment in a manner consistent with the manufacturer's recommendations and practices to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations; (v) Lessee shall obtain and pay for a policy of transit insurance for the redelivery [ILLEGIBLE] in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance; and (vi) Lessee shall provide insurance and safe, secure storage for the Equipment for ninety (90) days after expiration or earlier termination of the Lease at accessible locations satisfactory in Lessor.

      2 LEASE TERM OPTIONS

        EARLY LEASE TERM OPTIONS

         The Lease is amended by adding the following thereto:

         EARLY PURCHASE OPTION:

            (a) Provided that the Lease has not been earlier terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee, Lessee may. UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase on an AS IS BASIS all (but not less than all) of the Equipment listed and described in this Schedule on the rent payment date (the "Early Purchase Date") which is 30 months from the Basic Term Commencement Date for a price equal to Twenty Eight and Eighty [ILLEGIBLE] percent (28.80%) of the Capitalized Lessor's Cost (the "FMV Early Option Price"), plus all applicable sales taxes.

      Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in the PURCHASE OPTION Section subsection (b) of the Lease hereof the Equipment ai the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by the MAINTENANCE Section or the RETURN OF EQUIPMENT Section of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option".

            (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option Date, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.

H.    PAYMENT AUTHORIZATION

      You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

COMPANY NAME                                               ADDRESS                               Amount
------------                              ---------------------------------------------        ----------
ChromaVision Oncology Services, Inc.       33171 Pasco Cerveza, San Juan Capistrano, CA        $630,126.81
General Electric (Advance Rent)            83 Wooster Heights Road, Danbury, CT                $    418.29*

      *Applied $17,408.99 to Interim Rent and $17,591.01 to Advance Rent from Good Faith Deposit of $35,000.00

      This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

      PURSUANT TO THE PROVISIONS OF THE LEASE AS IT RELATES TO THIS SCHEDULE, LESSEE HEREBY CERTIFIES AND WARRANTS THAT (I) ALL EQUIPMENT LISTED ABOVE HAS BEEN DELIVERED AND INSTALLED [IF APPLICABLE) AS OF THE DATE STATED
ABOVE, AND COPIES OF THE BILL(S) OF LADING OR OTHER DOCUMENTATION ACCEPTABLE TO LESSOR WHICH SHOW THE DATE OF DELIVERY ARE ATTACHED HERETO; (LC) LESSEE
HAS INSPECTED THE EQUIPMENT, AND ALL SUCH TESTING AS IT DEEMS NECESSARY HAS BEEN PERFORMED BY LESSEE, SUPPLIER OR THE MANUFACTURER; AND (LC) LESSEE ACCEPTS THE EQUIPMENT FOR ALL PURPOSES OF THE LEASE, THE PURCHASE DOCUMENTS AND ALL ATTENDANT DOCUMENTS.

      LESSEE DOES FURTHER CERTIFY THAT AS OF THE DATE HEREOF (I) LESSEE IS NOT IN DEFAULT UNDER THE LEASE; (LC) THE REPRESENTATIONS AND WARRANTIES MADE BY LESSEE PURSUANT TO OR UNDER THE LEASE ARE TRUE AND CORRECT ON THE DATE HEREOF AND (LC) LESSEE HAS REVIEWED AND APPROVES OF THE PURCHASE DOCUMENTS FOR THE EQUIPMENT, IF ANY.

      Except as expressly modified hereby , all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION      CHROMAVISION ONCOLOGY SERVICES, INC.

By:________________________________       By: Stephen Dixon

Name:______________________________       Name: STEPHEN DIXON

Title:_____________________________       Title: CFO

                                    ANNEX D
                                       TO
                            SCHEDULE NO. 4155925S001
                            TO MASTER LEASE AGREEMENT
                       DATED AS OF_______________________

                   STIPULATED LOSS AND TERMINATION VALUE TABLE

              Termination     Stipulated                   Termination    Stipulated
Rental           Value        Loss Value                     Value        Loss Value
Basic          Percentage     Percentage         Rental    Percentage     Percentage
    1            102.116      106.158              19         62.137       68.476
    2            100.163      104.333              20         59.707       66.172
    3            98. 127      102.424              21         57.261       63.855
    4             96.068      100.492              22         54.801       61.522
    5             93.965       98.517              23         52.326       59.175
    6             91.818       96.497              24         49.836       56.812
    7             89.647       94.454              25         47.316       54.420
    8             87.452       92.386              26         44.782       52.013
    9             85.241       90.304              27         42.231       49.590
   10             83.015       88.206              28         39.651       47.138
   11             80.774       86.092              29         37.055       44.669
   12             78.516       83.962              30         34.443       42.184
   13             76.234       81.806              31         31.800       39.669
   14             73.934       79.635              32         29.127       37.124
   15             71.618       77.446              33         26.433       34.558
   16             69.276       75.232              34         23.718       31.971
   17             66.917       73.000              35         20.983       29.362
   18             64.541       70.752              36         18.226       26.733

INITIALS: ____________________________           STEPHEN DIXON
          Lessor                                 Lessee

* The Stipulated Loss Value or Termination Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lessee is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                  [ILLEGIBLE]

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